UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) May 25, 2001

DATALINK CORPORATION (Exact name of registrant as specified in its chapter)

MINNESOTA (State or other jurisdiction of incorporation)	00029758 (Commission File Number)	41-0856543 (IRS Employer Identification No.)

7423 WASHINGTON AVENUE SOUTH MINNEAPOLIS, MINNESOTA (Address of principal executive offices)	55439 (Zip Code)

Registrant’s telephone number, including area code (952) 944-3462

__________________________________________________________ (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant’s Certifying Accountants

On May 25, 2001, we terminated the appointment of PricewaterhouseCoopers LLP as our independent accountant and engaged Arthur Andersen LLP as our new independent accountant.  Our audit committee approved the decision to change accountants.

During 2000 and 1999, and through the subsequent interim period ended May 25, 2001, we had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

The audit reports of PricewaterhouseCoopers LLP on our consolidated financial statements as of and for the years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During 2000 and 1999, and through the subsequent interim period ended May 25, 2001, we did not consult with Arthur Andersen LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements.

We have requested that PricewaterhouseCoopers LLP furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter, dated May 30, 2001, is filed as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(c)         Exhibits.

             16.1      Letter to the SEC dated May 30, 2001 from PricewaterhouseCoopers LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datalink Corporation (Registrant)

Date May 31, 2001	/s/ Daniel J. Kinsella (Signature) Daniel J. Kinsella Chief Financial Officer